UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

December 5, 2023
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware		001-37415						32-0454912
(State or other jurisdiction of incorporation or organization)		Commission File Number:						(I.R.S. Employer Identification No.)

800 N. Glebe Road	,	Suite 500	,	Arlington	,	Virginia	,	22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry Into a Material Definitive Agreement.

Purchase Agreement

On December 5, 2023, Evolent Health, Inc. (the “Company” or “we”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC and Oppenheimer & Co. Inc., as representatives of the several initial purchasers listed therein (collectively, the “Purchasers”), relating to the issuance and sale of $350.0 million aggregate principal amount of its 3.50% convertible senior notes due 2029 (the “notes”) in a private placement (the “Private Placement”) to persons reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. The Company granted the Purchasers an option to purchase up to an additional $52.5 million aggregate principal amount of notes, which the Purchasers exercised in full on December 6, 2023. The closing of the Private Placement of the notes occurred on December 8, 2023 and a total of $402.5 million aggregate principal amount of notes were issued at an issue price of 100.00% of par for net proceeds of approximately $390.2 million, after deducting fees and estimated expenses. On December 8, 2023, using proceeds from the Private Placement plus available liquidity, the Company prepaid all outstanding borrowings under its term loan facility including $405.0 million of principal, $9.1 million in accrued interest and $10.1 million in prepayment premium. As of December 8, 2023, the Company had $37.5 million in borrowings outstanding on the Company’s revolving credit facility.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and customary indemnification rights.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Indenture

The notes were issued under an Indenture (the “Indenture”) dated as of December 8, 2023 between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

Pursuant to the terms of the Indenture, interest on the notes is payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2024, at a rate equal to 3.50% per annum. The notes will mature on December 1, 2029, unless earlier repurchased, redeemed or converted in accordance with their terms prior to such date.

The notes will be convertible, upon satisfaction of certain conditions, at an initial conversion rate of 26.3125 shares of Class A common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $38.00 per share of the Company’s Class A common stock. The initial conversion price represents a premium of approximately 42.50% over the closing price of the Company’s Class A common stock on the New York Stock Exchange on December 5, 2023. In the aggregate, the notes are initially convertible into

10,590,782 shares of the Company’s Class A common stock (excluding any shares issuable by the Company upon a conversion in connection with a make-whole fundamental change or a notice of redemption as described in the Indenture). The conversion rate may be adjusted under certain circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s Class A common stock or a combination of cash and shares of the Company’s Class A common stock, at the Company’s election.

Holders of the notes may require the Company to repurchase all or part of their notes upon the occurrence of a fundamental change at a price equal to 100.00% of the principal amount of the notes being repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Company may not redeem the notes prior to December 6, 2026. The Company may redeem for cash all or any portion of the notes, at its option, on or after December 6, 2026, if the last reported sale price of the Company’s Class A common stock has been at least 130.00% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100.00% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the notes.

The foregoing description of the Indenture and the notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of note, copies of which are filed as Exhibit 4.1 and Exhibit 4.2 hereto, respectively.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 8.01 Other Matters

On December 5, 2023, the Company entered into Amendment No. 2 (“Amendment No. 2”) to the Credit Agreement, dated as of August 1, 2022 and amended on January 20, 2023, by and between the Lenders party thereto, Evolent Health, LLC, as the Administrative Borrower, the other borrowers party thereto, the Company, as the Parent, each other Guarantor party thereto, Ares Capital Corporation, as Administrative Agent, and ACF Finco I LP, as Collateral Agent and Revolving Agent, as amended on January 20, 2023, to make technical changes to permit the issuance of the notes.

The foregoing description of Amendment No. 2 is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of December 8, 2023, between Evolent Health, Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 3.50% Convertible Senior Notes due 2029 (included as Exhibit A to Exhibit 4.1)
10.1	Purchase Agreement, dated December 5, 2023, by and among Evolent Health, Inc., Goldman Sachs & Co. LLC and Oppenheimer & Co. Inc.
10.2
Amendment No. 2, dated as of December 5, 2023, to the Credit Agreement, dated as of August 1, 2022 and amended on January 20, 2023, by the Lenders party thereto, Evolent Health, LLC, as the Administrative Borrower, the other borrowers party thereto, the Company, as the Parent, each other Guarantor party thereto, Ares Capital Corporation, as Administrative Agent, and ACF Finco I LP, as Collateral Agent and Revolving Agent.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

Date: December 8, 2023	By:	/s/ Jonathan D. Weinberg
	Name:	Jonathan D. Weinberg
	Title:	General Counsel and Secretary